     THE OFFER AND SALE OF THE SECURITIES REFERRED TO IN THIS AGREEMENT (THE "OFFERING") HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND SUCH SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM THE SECURITIES REGISTRATION AND QUALIFICATION REQUIREMENTS OF THE ACT AND SUCH LAWS OFFERED BY SECTION 4(2) OF THE ACT. ACCORDINGLY, THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION UNDER THE ACT AND SUCH LAWS IS THEN AVAILABLE. THE OFFER AND SALE OF THE SECURITIES EFFECTED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING.


                               SUBSCRIPTION AGREEMENT
                             MICROTEL INTERNATIONAL, INC.
                        CONVERTIBLE PREFERRED STOCK - SERIES A
_______________________________________________________________________________

THIS SUBSCRIPTION AGREEMENT (hereinafter the "Agreement") has been executed by the undersigned (collectively the "Buyer") in connection with the sale of certain Securities designated as Series A Convertible Preferred Stock (hereinafter the "Preferred Shares"), which are convertible into shares of common stock (hereinafter the "Conversion Shares") of MicroTel International, Inc. (the "Company").

1.   AGREEMENT TO SUBSCRIBE; PURCHASE PRICE

     1.1 Each Buyer hereby subscribes for the number of Preferred Shares set forth below on the signature page of this Agreement which Preferred Shares shall be convertible into Conversion Shares of the Company in accordance with the terms set forth in the Certificate of Designations, Rights and Preferences of Preferred Stock attached as Exhibit A to this Agreement (the "Conversion Shares"), at a purchase price of $10,000 per Preferred Share payable in United States Dollars.

     1.2 Buyer shall pay the purchase price by delivering same day funds in United States Dollars to the Company upon delivery of the Preferred Shares by the Company to Buyer.

2.   REPRESENTATIONS AND WARRANTIES.

     2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that as of the date of this Agreement:

          (a) EXISTENCE. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on the Company's financial condition, results of operations or business.

          (b) AUTHORITY. The execution and delivery by the Company of this Agreement and the Preferred Stock (i) are within the Company's corporate powers; (ii) are duly authorized by the Company's board of directors; (iii) are not in contravention of the terms of the Company's certificate of incorporation or bylaws; (iv) are not in contravention of any law or laws;
     (v) except for the filing of a Form D Notice with the Securities and Exchange Commission and any exemption filing related thereto which may be required pursuant to applicable state securities or "blue sky" laws, do not require any governmental consent, registration or approval; (vi) do not contravene any contractual or governmental restriction binding upon the Company; and (vii) will not result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of the Company's property may be bound or affected.

          (c) BINDING EFFECT. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d) CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.0033 per share, 11,927,793 shares of which are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $.01 per share, of which none are outstanding. The shares of common stock issuable upon conversion of the Preferred Stock (the "Conversion Shares") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

          (e) SEC DOCUMENTS. The Company has furnished each Buyer with a true and complete copy of the Company's Report on Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the quarter ended March 31, 1998 (the "Disclosure Documents"). Except as disclosed in the Disclosure Documents, since December 31, 1997 the Company has not incurred any material liability except in the ordinary course of its business consistent with past practice and there has not been any change in the business, financial condition or results of operations of the Company which has had a material adverse effect on the Company. Since January 1, 1997, the Company has filed with the Securities and Exchange Commission (the "SEC") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of their respective dates, the Disclosure Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Disclosure Documents, and the Disclosure Documents did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Disclosure Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements are accurate, complete and have been prepared in accordance with the books and records of the Company and in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments that are not material) the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          (f) For a period of ninety (90) days commencing with the Effective Date of the Registration Statement, the Company covenants that it shall not issue any issued additional common stock or securities convertible into common stock or preferred stock unless such securities are issued at the then current Market Price. If the Company desires to issue securities during such ninety (90) day period at less than current Market Price, then:

               (a) the Buyer's conversion discount will be adjusted to equal the conversion discount given to the Buyer of such additional securities; and

               (b) the restrictions contained in Section 2.2(c) hereof shall be lifted upon the issuance of such additional securities.

          For purposes of this Section(e), the Market Price means the average closing sale price for the ten trading days immediately preceding the date of issuance.

          Notwithstanding the above, the Company shall not be precluded from issuing (i) Common Stock issued pursuant to Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; or (ii) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date of the Registration Statement.

          (g) LITIGATION. Except as set forth in the Disclosure Documents, there is neither pending nor, to the Company's knowledge and belief, threatened any action, suit, proceeding or claim, or any basis therefor, to which the Company is or may be named as a party or its property is or may be subject or which calls into question any of the transactions contemplated by this Agreement.

          (h) SECURITIES MATTERS. Subject to the accuracy of the representations of the Buyers set forth in Section 2.2 hereof, the offer, sale and issuance of the Preferred Stock and the Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933 as amended (the "Securities Act"). The Company has complied and will comply with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of the Preferred Stock and the Conversion Shares as contemplated by this Agreement.

          (i) CERTIFICATES. The Company will issue one or more Certificates representing the Preferred Shares in the name of Buyer with the following restrictive legend set forth below (the "Restrictive Legend") in such denominations to be specified by the Buyer:

          "The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and may not be sold, transferred, pledged or otherwise hypothecated unless (a) they are covered by a registration statement or a post-effective amendment thereto under the Act, or (b) in the opinion of counsel for Buyer, which opinion shall be reasonably acceptable to the Company, such sale, transfer, pledge or hypothecation is otherwise exempt from the provisions of Section 5 of the Act."

          (j) CONVERSION. Within two full business days of receipt by the Company of a properly executed request for conversion in the form annexed as Exhibit B hereto accompanied by the Preferred Shares to be converted, the Company will deliver to its transfer agent its directive and authorization to execute the conversion and to issue to Buyer the common stock shares so authorized.

          The Company acknowledges that a delay in issuance of its authorization and directive for the conversion could result in economic loss to the Buyer. Therefore, as compensation to the Buyer for such loss, in the event that the Company fails to deliver said authorization and directive within two full business days, the Company agrees to pay liquidated damages to the Buyer for late issuance of said authorization and directive in the amount of $500 per day for each day of delay after three days. Nothing herein shall create a liability to the Company for actions or delays of the transfer agent once the authorization and directive have been delivered to it by the Company. Any liquidated damages due Buyer will be paid within five (5) days of demand therefore.

          (k) ISSUANCE OF SHARES. Upon conversion of the Preferred Shares, the Company will issue one or more certificates representing the Conversion Shares in the name of the Buyer without restrictive legend, except as may otherwise be required by applicable law, rule or regulation, and in DTC eligible form, in such denominations to be specified by the Buyer prior to conversion provided Buyer represents to the Company that resale of the Conversion Shares will be made only in compliance with applicable securities laws. Company further warrants that no instructions other than these instructions, and instructions for a "stop transfer" for any sale of Conversion Shares in excess of those permitted to be sold under Section 2.2(c), have been given to the transfer agent and also warrants that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company subject to compliance with Federal and State securities laws.

          (l) The Company may be limited in the number of shares of Common Stock it may issue by NASDAQ Rule 4310(c)(25)(H)(i)(a)(2) (the "Cap Regulations"). The Company agrees that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock and/or exercise of the Warrants without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still cannot issue such shares of Common Stock without violating the Cap Regulations, the Buyer, to the extent it holds Preferred Stock and Warrants which cannot be converted as a result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in Buyer's sole and absolute discretion, to elect either of the following remedies:

               (x) require the Company to issue shares of Common Stock in accordance with Buyer's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for the five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) preceding the date of notice of conversion; or

               (y) require the Company to redeem each Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to:

               V              x              M
               C

               "V" means the stated value of the Unconverted Preferred Stock plus any accrued but unpaid interest thereof;

               "C" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the Buyer; and

               "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Each Buyer represents and warrants that as of the date of the execution of this
Agreement:

          (a) AUTHORIZATION. This Agreement constitutes a valid and legally binding obligation of such Buyer.

          (b) INVESTMENT REPRESENTATIONS. Except as provided in the registration provisions hereof:

               (i) The Buyer has received and reviewed the Company's Disclosure Documents and the Buyer or the Buyer's designated representatives have concluded a satisfactory due diligence investigation of the Company and have had an opportunity to have all their questions regarding the Company satisfactorily answered.

               (ii) The Buyer acknowledges that the Preferred Stock and the Conversion Shares are speculative and involve a high degree of risk and the Buyer represents that it is able to sustain the loss of the entire amount of its investment.

               (iii) The Buyer (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Preferred Stock and the Conversion Shares.

               (iv) The Buyer has received from the Company, and is relying on, no representations (except as set forth in this Agreement) or projections with respect to the Company's business and prospects.

               (v) The Buyer is an "accredited investor" within the meaning of Regulation D under the Securities Act.

               (vi) The Buyer is acquiring the Preferred Stock and the Conversion Shares for investment purposes only without intent to distribute the same, and acknowledges that the Preferred Stock and the Conversion Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

               (vii) The Buyer acknowledges that it will not be able to transfer the Preferred Stock and the Conversion Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

               (viii) The certificates and/or instruments evidencing the Preferred Stock and the Conversion Shares will contain a legend to the foregoing effect.

          (c) LOCK-UP. The Buyer will not transfer any Preferred Shares or Conversion Shares until the earlier of (i) ninety (90) days after the date of the Closing or (ii) the Effective Date of the Registration Statement to be filed pursuant to Section 4 hereof (the earlier of (i) or (ii), the "Conversion Start Date"). No more than 20% of the aggregate number of Series A Preferred Shares originally purchased and owned by the Buyer may be converted in any thirty (30) day period, on a cumulative basis, after the Conversion Start Date. Further, the Buyer will not, after conversion, sell more than 20% of the Conversion Shares owned by it in any thirty day period, on a cumulative basis, commencing with the Conversion Start Date.

3.   CLOSING

     3.1 The Buyer understands that the Company's obligation to sell the Preferred Shares is conditioned upon delivery by the Buyer to the Company of the purchase price set forth in Section 1 herein.

     3.2 The Company understands that Buyer's obligation to purchase the Preferred Shares is conditioned upon delivery of certificate(s) representing the Preferred Shares as described herein, and provision of an opinion of counsel as provided in Subsection D (ii) herein below.

     3.3  For this transaction to close, the Buyer must:

               (i) Wire funds to the Pacific Continental Securities Corporation, as Escrow Agent (the "Escrow Agent"), in the amount of One Million U.S. dollars ($1,000,000) (the "Purchase Price") no later than 72 hours after receipt by the Company of the Subscription Agreement executed by the Buyer and the Company. Wire transfer instructions for the Escrow Agent are annexed as Exhibit C hereto.

               (ii) Deliver a signed Subscription Agreement.

     3.4  For this transaction to close, the Company must:

               (i)  Deliver to the Buyer Certificate(s) for the Preferred
          Shares.

               (ii) Deliver to the Buyer the Company's Certificate of Designation set forth in Exhibit A hereto.

               (iii) Deliver to the Buyer an opinion letter from the Company's counsel in substantially the form annexed as Exhibit 3.4(iii) hereto; and

               (iv) Deliver to the Buyer a signed Subscription Agreement which shall be signed after execution of such Subscription Agreement by Buyer; and

               (v) Deliver to the Buyer executed warrants to purchase common stock of the Company in the form attached hereto as Exhibit D (the "Warrants").

     3.5 Upon confirmation by Buyer that it has received each of the items set forth in 3.4(i)-(v), and by the Company that it has received a signed Subscription Agreement, Escrow Agent shall, after deducting any amounts due to it from the Company, release the balance of the purchase price to the Company or as directed by the Company.

     E. Pacific Continental Securities Corporation shall serve as agent (the "Agent") in the transaction contemplated by this Agreement. Agent's fee is solely the responsibility of the Company and Company expressly agrees to pay Agent said fee as such is agreed upon between the Company and the Agent. Neither the Company nor the Agent has any recourse of any kind whatsoever against the Buyer for any monies owed the Agent by the Company or for any monies paid by the Company to the Agent. Company expressly indemnifies Buyer against any monies owed the Agent.

4.   REGISTRATION OF CONVERSION SHARES

     4.1 The Company shall prepare and file with the SEC a registration statement as soon as practical, which registration statement shall include the Conversion Shares and shares of Common Stock issuable pursuant to the Warrants ("Warrant Shares") and shall thereafter use its best efforts to have such registration statement declared effective the earlier of (i) five (5) days after the SEC indicates the Registration Statement may be declared effective or (ii) ninety (90) days after the Closing Date (the "Target Date") and remain effective until the earlier of the date on which all the Conversion Shares are sold or two years after the Closing Date (the "Effective Period"). The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective throughout the Effective Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Conversion Shares or Warrant Shares covered by such registration statement whenever the Buyer shall desire to sell or otherwise dispose of the same.

     4.2 If a registration statement covering all Shares is not effective by the Target Date, the Company shall pay to the Buyers as liquidated damages an aggregate amount equal to one percent (1%) of the total purchase price of the Preferred Stock for each thirty (30) day period following the Target Date until such time as the registration statement is declared effective. The payment set forth above shall be pro-rated daily as to any period of less than thirty (30) days. Such payment shall be made to each Buyer by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Buyer and shall be paid irrespective of the amount of Preferred Stock, Conversion Shares and Warrant Shares held by Buyer on the Target Date and thereafter. After the expiration of the first thirty (30) day period, the Company shall pay to the Buyer as liquidated damages 2% of the total purchase price of the Preferred Stock for each additional thirty (30) day period until such time as the Registration Statement is declared effective, which shall be pro-rated daily for any period of less than thirty (30) days.

     4.3 Any amount payable pursuant to the foregoing provisions shall be delivered on or before the fifth (5th) day following the end of the calendar month in which such payment or delivery obligation arose.

     4.4 The Company shall file a request for acceleration of effectiveness of the registration statement within five days after it has received a no review/no further comment determination from the SEC.

     4.5 The Registration Statement shall include only the common stock to be issued to the Buyer and other purchasers of the Preferred Shares (except such Registration Statement may include additional shares of common stock not to exceed 100,000 in the aggregate).

     4.6 It shall be a condition precedent to the obligation of the Company to register any Conversion Shares and Warrant Shares pursuant to this Section 4 that Buyer shall furnish to the Company such information regarding the Conversion Shares and Warrant Shares held and the intended method of disposition thereof and other information concerning the Buyer as the Company shall reasonably request and as shall be required in connection with the registration statement to be filed by the Company. If after a registration statement becomes effective the Company advises the Buyer that the Company considers it appropriate to amend or supplement the applicable registration statement, the Buyer shall suspend further sales of the Conversion Shares and Warrant Shares until the Company advises the Buyer that such registration statement has been amended or supplemented.

     4.7 Whenever the Company is required by the provisions of this Section 4 to effect the registration of the Conversion Shares and Warrant Shares under the Securities Act, the Company shall:

               (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

               (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

               (iii) Furnish to the Buyer and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Buyer may reasonably request in order to facilitate the public offering of such securities;

               (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as the Buyer may reasonably request within twenty (20) days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (v) Notify the Buyer, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (vi) Notify the Buyer promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

               (vii) Prepare and promptly file with the SEC and promptly notify the Buyer of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.8 With respect to the inclusion of the Conversion Shares and Warrant Shares in a registration statement pursuant to this Section 4, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by the Company; provided, however, that the Buyer shall bear its own professional fees and pro rata share of the underwriting discount and commissions, if any. The fees, costs and expenses of registration to be borne by the Company shall include, without limitation, all registration, filing, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if any and if the Company and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky Laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

     4.9 Subject to the conditions set forth below, in connection with any registration of the Shares pursuant to this Section 4, the Company agrees to indemnify and hold harmless the Buyer, any underwriter for the Company or acting on behalf of the Buyer and each person, if any, who controls the Buyer, within the meaning of Section 15 of the Securities Act, as follows:

               (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Company's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by the Company in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to the Company by or on behalf of the Buyer expressly for use in connection therewith or arising out of any action or inaction of the Buyer;

               (ii) Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company; and

               (iii) In no case shall the Company be liable under this indemnity agreement with respect to any claim made against such Company, underwriter or any such controlling person unless the Company shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such persons, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify the Company, if prejudicial in any material respect to the Company's ability to defend such claim, shall relieve the Company from its liability to the indemnified person under this Section 4, but only to the extent that the Company was prejudiced. The failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Company or controlling persons, defendants in any suit so brought. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Company, underwriter or controlling persons, defendants in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Company, underwriter or controlling persons reasonably believe that there may be available to them any defense or counterclaim different than those available to the Company or that representation of such Company, underwriters or controlling persons by counsel for the Company presents a conflict of interest for such counsel, then such Company, underwriter and controlling person shall be entitled to defend such suit with counsel of their own choosing and the Company shall bear the fees, expenses and other costs of such separate counsel.

     4.10 Each Buyer agrees to indemnify and hold harmless the Company, each underwriter for the offering, (if any), and each of their officers and directors and agents and each other person, if any, who controls the Company and underwriter within the meaning of Section 15 of the Securities Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by the Company under Section 4.6 above; provided, however, that such indemnification by Buyer hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such Company, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such Company by or on behalf of such Company expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such Company in implementing such registered offering. Notwithstanding the foregoing, the indemnification obligation of each Buyer shall not exceed the purchase price of the Notes paid by such Buyer. In case any action shall be brought against the Company, or any other person so indemnified, in respect of which indemnity may be sought against any Company, such Company shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the Buyer, by the provisions of Section 4.6. The person indemnified agrees to notify the Company promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

     4.11 If the indemnification provided for in Sections 4.8 and 4.9 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses,


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

claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

5.   CLOSING DATE

     The Preferred Share certificate shall be delivered to Buyer and the funds therefore shall be delivered to Company on or before June 12, 1998 (the "Closing Date") or at such other time mutually agreed to by the parties.

6.   GOVERNING LAW; INTERPRETATION

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. The Company and the Buyer hereby irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts of the State of Delaware and agree that any action or proceeding arising out of or relating to this Agreement shall be brought in the state or federal courts located in Delaware. The Company and the Buyer waive any defense of forum nonconveniens and any other objections or defenses which the Buyer or Company may have to venue in connection with any such action or proceeding. The Company and the Buyer hereby waive any right to trial by jury in such proceeding.

7.   ENTIRE AGREEMENT; AMENDMENT

     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.   NOTICES; ETC.

     Any notice, demand or request required or permitted to be given by either the Company or the Buyer pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

9.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.  SEVERABILITY

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, enforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.  TITLES AND SUBTITLES

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above, as confirmed by signatory below. Facsimile signatures of this agreement shall be binding on all parties hereto.


                                   Official Signatory of Company:

                                   MICROTEL INTERNATIONAL, INC.
                                   4290 East Brickell Street
                                   Ontario, California   91761


                                   By:
                                      -----------------------------------
                                        Carmine T. Oliva
                                        President and Chief Executive Officer

                                   RESONACE LTD.


                                   By:
                                      -----------------------------------
                                   Number of Shares of
                                   Series A Preferred:  100


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